U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                         SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

                           Filed by the Registrant [X]

                Filed by a Party other than the Registrant [   ]

                           Check the appropriate box:

[X]  Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[ ]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant  to   240.14a-11(c)  or   240.14a-12

                              SEAMLESS WI-FI, INC.
                 (Name of Small Business Issuer in its charter)
                  ____________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No  Fee  Required

[ ]  Fee  Computed  on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title  of  each  class  of  securities  to  which  transaction  applies:
_____________________________________________________________________

2.  Aggregate  number  of  securities  to  which  transaction  applies:
_____________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________________

4.  Proposed  aggregate  offering  price:
_____________________________________________________________________

5.  Total  fee  paid:
_____________________________________________________________________

[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1.  Amount  previously  paid:
_____________________________________________________________________

   2.  Form,  schedule,  or  registration  statement  number:
_____________________________________________________________________

   3.  Filing  party:
_____________________________________________________________________

   4.  Date  filed:
_____________________________________________________________________

Notes:

                              Seamless Wi-Fi, Inc.
                          800 N. Rainbow BlvdSuite 208
                             Las Vegas, Nevada 89107

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, FEBRUARY 10, 2006

     Notice is hereby given that the Annual Meeting of shareholders of Seamless Wi-Fi. Inc., a Nevada corporation ("Company"), will be held on Friday, February 10, 2006, at the 3960 Howard Hughes Parkway Suite 500 Las Vegas, 89109 UNITED STATES at 10:00 AM (PST) for the following purposes:

1. To elect the following three (3) nominees as Directors of the Company until the next Annual Meeting of shareholders and until their respective successors shall be elected and qualified: Albert Reda, Matt Sebal, and John Domerego.

2. To approve the appointment of Kempisty & Company, CPA as the Company's independent auditors for the fiscal year ending June 30, 2006, and 2007.

3. To consider on any other matter that properly may come before the meeting or any adjournment thereof.

Shareholders of record as the close of business on December 31, 2005 are entitled to vote at the meeting or any postponement or adjournment thereof.

Please review the voting options on the attached proxy card and submit your vote promptly. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not itself serve to revoke your Proxy. Copies of the Company's Annual Report for its fiscal year ended June 30, 2005 and for the quarters ended on September 30, and December 31, 2005 will be provided on request or you may obtain a copy online from the Securities and Exchange Commission Website at www.sec.gov.
                                                                    -----------
("Search  for  Company  Filings").

By  order  of  the  Board  of  Directors
December  16,  2005

/s/  Mildred  Carroll
Mildred  Carroll,  Corporate  Secretary

                                 PROXY STATEMENT

                              Seamless Wi-Fi, Inc.
                         800 No. Rainbow Blvd. Suite 208
                             Las Vegas, Nevada 89107

     This Proxy Statement is being furnished to shareholders at the direction and on behalf of the Board of Directors of Seamless Wi-Fi, Inc., a Nevada corporation ("Company"), for the purpose of soliciting proxies for use at the Annual Meeting of Shareholders of the Company to be held on Friday, February 10, 2006, at the 3960 Howard Hughes Parkway Suite 500, Las Vegas, 89109 Friday 10:00 AM (PST). The shares represented by the proxy will be voted in the manner specified in the proxy. To the extent that no specification is made as to the proposals set forth in the notice of meeting accompanying this Proxy Statement, the proxy will be voted in favor of such proposals. However, any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person or by submitting a later dated proxy. Neither attendance at the meeting nor voting at the meeting will revoke the proxy. A revocation that is not timely received will not be taken into account, and the original proxy will be counted.

     Shareholder proposals must be submitted to the Company not later than January 19, 2006, in order to be included in those matters considered at the next Annual Meeting of the Company to be held at 3960 Howard Hughes Parkway Suite 500 Las Vegas, Nevada 89109 February 3, 2006 at 10:00AM (PST). The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying Proxy is being borne by the Company. Brokers, dealers, banks, or voting trustees, and their nominees, are requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their reasonable expenses. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about January 9, 2006.

                                VOTING SECURITIES

     The record date of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders is the close of business on December 31, 2005. On such date, the Company had issued and outstanding 117,864,634 shares of $0.001 par value common stock and 946,964 shares of preferred stock Class A each share is entitled to one vote per share of common stock or one thousand votes for each shares of preferred stock Class A stock on any matter that may properly come before the meeting, and there are no cumulative voting rights on any shares. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted.

     All matters to be voted on require an affirmative vote of a majority of the votes present at the meeting. Pursuant to applicable Nevada law, there are no dissenter's rights relating to the matters to be voted on.

                                 STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock (117,864,634 issued and outstanding) and preferred stock Class A (956,964 issued and outstanding) as of December 31, 2005 by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors and executive officers of the Company, individually and as a group:


                                                       Amount of Shares of   Percent of Ownership
Title of Class                Name and Address         Beneficial Class (1)  Beneficial Class (2)
---------------------  ------------------------------  --------------------  ---------------------
                       Mildred Carroll (1)
                       800 No. Rainbow Blvd.
Common Stock           Suite 208                                    520,000
Preferred Stock A      Las Vegas, Nevada 89107                          -0-                   .456
---------------------  ------------------------------  --------------------  ---------------------
                       Albert R. Reda, (3)
                       800 No. Rainbow Blvd.
Common Stock           Suite 208
Preferred Stock A      Las Vegas, Nevada 89107                      779,400                   .667
---------------------  ------------------------------  --------------------  ---------------------
                       Reda Family Trust  II (3)
Common Stock           2250 East Tropicana Ave  #631                    -0-
Preferred Stock A      Las Vegas, Nevada  89119                      56,250                   5.88
---------------------  ------------------------------  --------------------  ---------------------
                       Omega Limited (4)
Common Stock           1136 E. Stuart Suite 4207                    125,000                   .110
Preferred Stock A      Fort Collins, Co. 85025                       10,000                   1.05
---------------------  ------------------------------  --------------------  ---------------------
                       Antigua LLC (4)
Common Stock           1136 E. Stuart Suite 4207                    110,000
Preferred Stock A      Fort Collins, Co. 80525                          -0-                    .45
---------------------  ------------------------------  --------------------  ---------------------
                       Alpha Blue Inc (4)
Common Stock           1630 Welton St. #300                             -0-
Preferred Stock A      Denver, Co. 80202                            149,286                  15.47
---------------------  ------------------------------  --------------------  ---------------------
                       ARR LLC (2)
Common Stock           2250 East Tropicana Ave #631                 265,000                   1.09
Preferred Stock A      Las Vegas, Nevada  89119                      45,924                   4.75
---------------------  ------------------------------  --------------------  ---------------------
                       Audya Funding**
Common Stock           123 Kennelon Rd.                                   0                      0
Preferred Stock A      Kennelon, New Jersey 07405                   589,300                 61.580
---------------------  ------------------------------  --------------------  ---------------------
                       Reda Family  Trust I
Common Stock           2250 Tropicana Ave  #631                           0                      0
Preferred Stock A      Las Vegas, Nevada  89119                    -55,784-                   5.83
---------------------  ------------------------------  --------------------  ---------------------
                       Seamless P2P LLC
Common Stock           2250 East Tropicana Ave  #631                330,000                   1.34
Preferred Stock C      Las Vegas, Nevada  89119                    700,000                  100.00
---------------------  ------------------------------  --------------------  ---------------------
                       Shares of all directors and
Common Stock           executive officers as a group              2,133,400                   5.77
Preferred Stock A      (4 persons)                                  906,544                  27.07
---------------------  ------------------------------  --------------------  ---------------------

*  No  voting  rights  on  unconverted  shares.
**  Albert  Reda  has  the  proxy  for  these  shares
(1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.
(2) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

                              ELECTION OF DIRECTORS
                               EXECUTIVE OFFICERS

 The Company's board of directors is currently composed of three members and one independent board member. The names, ages, and respective positions of the directors and executive officers of the Company are set forth below. The directors named below will serve until the next annual meeting of the Company's stockholders or until their successors are duly elected and have qualified. Officers will hold their positions at the will of the board of directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs. The directors and executive officers of the Company are not a party to any material pending legal proceedings and, to the best of their knowledge, no such action by or against them has been threatened.


Officers  and  Directors.

(a)  Albert  Reda,  President/Chief  Executive  Officer/Director.

Mr. Reda is currently the President and CEO of Seamless Wi-Fi, Inc. age 60 and has been with the Company since November 1998. From 1994 to 1996 Mr. Reda was employed with CRT Corporation as Vice President in charge of production for manufacturing of frozen products. From 1994 to 1994 Mr. Reda was self employed in the financial lending area buying and selling loans between individuals and institutions. Mr. Reda received a Bachelor of Science Degree in Engineering. Mr. Reda is a director of two other public companies, Digital Security and Global Debit Cash Card. Inc.

(b)  John  Domerego,  Director,  President  of  Seamless  Skyy-Fi,  Inc.

Mr. Domerego is currently President of Seamless Skyy-Fi, Inc., age 61, was appointed to the board of directors on October 1, 2005. Prior to that Mr. Domerego was involved in the development, designing, engineering and construction of cogeneration and power generating facilities both as an employee of Raytheon Engineering and self-employed as an associate of Malcolm Jones Associates, an engineering company where he managed multi-million dollar projects from conception to completion. Mr. Domerego also has 20 years experience in management both as Chief Engineer and as General Manager. Mr.
Domerego also has years of experience in RF signals which he acquired while serving in the Navy. Mr. Domerego has a Bachelor of Science Degree in Mechanical Engineering.

(c)  Matt  Sebal,  Director

Mr. Sebal has been serving as President and Director of 51st State Systems, Inc. a privately held company from January 2002. 51st State Systems provides technology and consulting services in Vancouver, BC Canada.

From May 2002 to present Mr. Sebal has served as President and as a Director of DCM Enterprises, Inc., a publicly reporting management and investment holding company.

From October, 2001 to present, Mr. Sebal has served as Secretary and as a Director of Hosting Site Networks, Inc., a publicly reporting, development-stage, provider of Internet services including web hosting, web consulting, and electronic mail services.

From period between June 2000 to January 2003, Mr. Sebal held one or more of the following the positions: Secretary, President, Chairman and CEO, and Director, of Return Assured Incorporated. Return Assured Incorporated had been a publicly reporting company involved in enabling e-retail transactions. As of January, 2003 Return Assured Incorporated is no longer a publicly reporting company. Return Assured Incorporated has had no operations since 2001.

From November 2000 to October 2003 Mr. Sebal served as a Director of Mindfuleye, Inc., a publicly reporting company that developed software for licensing to the investment community. The software delivered proprietary content directly to users by web, desktop, wireless, and e-mail interfaces. As of October, 2003 Mindfuleye, Inc. is no longer a publicly reporting company. Mindfuleye, Inc has had no operations since 2001

From December 1998 to June 2000, Mr. Sebal was a Principal in IBM's e-business Services Group for Canada. From 1997 to 1998, Mr. Sebal was Director of Business Development for Communicate.com (formerly IMEDIAT Digital). From 1995 to 1997, Mr. Sebal was a Senior Account Manager for Emerge Online, Inc. a web site design and development firm.

Mr. Sebal holds a baccalaureate degree in Political Science from the University of Western Ontario, Canada.

Certain  Relationships  and  Related  Transactions.

 Certain of the officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between the Company and its officers and directors. The Company will attempt to resolve such conflicts of interest in favor of the Company. The officers and directors are accountable to the Company and its shareholders as fiduciaries, which require that such officers and directors exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the Company.

Compliance  with  Section  16(a)  of  the  Exchange  Act.

Section 16(a) of the Exchange Act requires the Registrant's directors, certain officers and persons holding 10% or more of the Registrant's common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of the Registrant's common stock with the SEC. Such persons are required by SEC regulations to furnish the Registrant with copies of all Section 16(a) forms they file.

 Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Registrant under Rule 16a-3(d) during fiscal 2005 with respect to fiscal 2005, and certain written representations from executive officers and directors, the Registrant is unaware that any other required reports were not timely filed.


Audit  Committee  and  Charter

We do not have a separately-designated audit committee of the Board or any other Board-designated committee. Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and,
(5) funding for the outside auditory and any outside advisors engagement by the audit committee. A copy of our audit committee charter is filed as an exhibit to this report.

Audit  Committee  Financial  Expert

None of our directors or officers have the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive, although the Company intends to conduct a search in the near future to identify an individual qualified to serve as audit committee financial expert.

Code  of  Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Disclosure  Committee  and  Charter
We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.
Meetings  of  the  Board  of  Directors.

     During the fiscal year ended June 30, 2005, the board of directors documented 24 advise of unanimous written consent actions by the board of directors.

                             EXECUTIVE COMPENSATION

Summary  Compensation  Table

                                              ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                                      ------------------------------------    ------------------------------------------------
                                                                                      AWARDS            PAYOUTS
                                                                              ----------------------  ----------
     NAME AND           FISCAL          SALARY       BONUS       OTHER        RESTRICTED   SECURITIES     LTIP     ALL OTHER
    PRINCIPAL            YEAR            ($)          ($)        ANNUAL        STOCK       UNDERLYING   PAYOUTS   COMPENSATION
     POSITION                                                 COMPENSATION     AWARD(S)     OPTIONS/      ($)         ($)
                                                                   ($)           ($)         SARS
                                                                                              (#)
------------------  ----------------  ---------  ----------  -------------  -----------  -----------  ----------  ------------
Albert Reda, Chief       2005         $ 240,000           0              0            0            0           0             0
Executive                2004         $ 240,000           0              0            0            0           0             0
Officer/Secretary (1)    2003         $ 180,000           0              0            0            0           0             0

(1) During fiscal June 2004 A new note was executed for the wages of fiscal years of June 2004. The note including the end of September 2003 was for $315,000. Before the end of June 2004 Mr. Reda received shares for the note canceled and the monies owed was credited to Paid in Capital.

Other  Compensation

There are no annuity, pension or retirement benefits to be paid to officers, directors, or employees of the Company in the event of retirement at normal retirement date, as there is no existing plan provided for or contributed to by the Company.

No remuneration is to be paid in the future directly or indirectly by the Company to any officer or director since no existing plan that provides for such payment, including a stock option plan.

Employment  Contract.

Other than as set forth below, during the past two years, there have not been any transactions that have occurred between the Company and its officers, directors, and five percent or greater shareholders.

On January 1, 2000, Mr. Reda entered into an employment agreement with the Company for the position of Chief Executive Officer. The following are the material terms of this agreement:

(1) A salary of $180,000.00, payable in semi-monthly installments in accordance with the Company's practices, less normal payroll deductions. On the anniversary date of each year through the fourth year, the salary each is increased by $1,000 per month.

(2) This agreement was changed to the $180,000 per annum effective July 2002 retroactive to January 1, 2002. Based upon a note issued to Mr. Reda to cover the amounts due per this employment agreement, the term of the agreement was also extended till January 2007.

(3) In addition to this compensation, the Company will periodically review Mr. Reda's performance and services rendered with a view to paying discretionary bonuses based upon above-average or outstanding performance for a prior period. Any such bonuses approved by the Company will be paid to Mr. Reda within 30 days of the grant thereof. The following performance milestones shall justify the particular restricted stock bonuses, to be issued by the company, as set forth below:

     (A)  At  $2  million  in  sales, 500,000 shares of restricted common stock.

     (B)  At  $3  million  in  sales, 800,000 shares of restricted common stock.

     (C)  At  $5  million in sales, 1,000,000 shares of restricted common stock.

     (D)  At  $8  million in sales, 2,000,000 shares of restricted common stock.

     (E)  At  $10 million in sales, 2,500,000 shares of restricted common stock.

     (F)  At  $12 million in sales, 3,000,000 shares of restricted common stock.

(4) In addition to the Salary and bonuses stated above, Mr. Reda will be eligible to participate in a health insurance plan, including dependent coverage, supplied by the Company. Mr. Reda will also be entitled to participate in any and all group life, workers' compensation, health plan or accidental insurance plans which are adopted by the Company for the benefit of executive officers or employees. Mr. Reda will also be entitled to such sick leave and paid holidays and to such other perquisites of employment, as customarily are extended by the Company to executive officers or employees. In addition Mr. Reda will also be entitled to vacation benefits.


                         INDEPENDENT PUBLIC ACCOUNTANTS

Kempisty & Company CPA of New York, New York issued the report for the Company's audited financial statements for the fiscal years ended June 30, 2005 and June 30, 2004.
Audit  Fees.

Audit-Related  Fees.

The audit fees for the 10KSB for fiscal year ended June 30, 2005 for professional services rendered by Kempisty & Company CPA were $30,000 and were paid in full.

The review fees for the 10QSB for first quarter ended September 30, 2005 for professional services rendered by Kempisty & Company CPA were $6,000 and were paid in full.

The aggregate fees billed for each of the last two fiscal years and the first two quarters of fiscal year ended June 30, 2004 for professional services rendered by Henry Schiffer CPA were paid in full prior to the dismissal by the Company. The aggregate fees billed and paid for each of the third quarter of fiscal year ended June 30, 2004, and for year ended June 30, 2004 for the review of financial statement and audit of the Registrant's annual financial statements included in the company's Form 10-QSB's: third quarter year ended June 30, 2004 and Form 10-KSB for year ended June 30, 2004 totaled $17,500.

Tax  Fees.

The aggregate fees billed in each of the last two fiscal years for professional services rendered by Henry Schiffer, CPA for tax compliance, tax advice, and tax planning is $5,000.

All  Other  Fees.

The aggregate fees billed in each of the last two fiscal years for products and services provided by Kempisty & Company CPA other than the services reported above, is $0.

Representatives of Kempisty & Company CPA are not expected to be present at the annual meeting. This firm will have the opportunity to make a statement if they desire to do so. Finally,
Representatives of this firm are not expected to be available to respond to appropriate questions.

 The Board of Directors has approved by resolution a proposal to retain Kempisty & Company CPA Co., for the fiscal year commencing on June 30, 2006. The Board of Directors of the Company recommends a vote for the retention of Kempisty & Company CPA the fiscal year ending June 30, 2007.

                                 OTHER BUSINESS

 As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the shareholders, proxies in the enclosed forms returned to the company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By  order  of  the  Board  of  Directors
December  16,  2005

/s/  Mildred  Carroll
Mildred  Carroll,  Corporate  Secretary

                                    P R O X Y
                              SEAMLESS WI-FI, INC.
           Annual Meeting of Shareholders To Be Held February 3, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Albert Reda as proxy of the undersigned, with full power of substitution, and hereby authorizes him to represent and to vote at the Annual Meeting of Shareholders of Seamless Wi-Fi, Inc. ("Company") to be held on February 10, 2006 as designated below, all of the common stock of the Company held of record by the undersigned on December 30, 2005, at the 3960 Howard Hughes Parkway Suite 500 Las Vegas, Nevada 89109 at 10:00 AM (PST), for matters that properly may come before the meeting or any adjournment thereof.

1.  ELECTION  OF  DIRECTORS  (circle  one):

FOR                                      WITHHOLD  AUTHORITY
all  nominees  listed  below             to vote for all nominees listed below

Albert  Reda                             Albert  Reda

John  Domerego                           John  Domerego

Matt  Sebal                              Matt  Sebal


2. TO APPROVE THE SELECTION OF KEMPISTY & COMPANY, CPA AS THE COMPANY'S INDEPENDENT ACCOUNTING FIRM FOR THE FISCAL YEAR COMMENCING ON JUNE 30, 2006 AND JUNE 30 2007 (circle one):

FOR                              AGAINST                              ABSTAIN

This proxy will be voted as specified. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of the Company to be held on February 10, 2006 and the Proxy Statement of such meeting.


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Dated:  ______________,  2005


__________________________________________________
       (Signature  of  Shareholder)

Note: Please sign exactly as name appears on stock certificate (as indicated on reverse side). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized person. If a partnership, please sign in partnership name by a partner.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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